UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 20, 2007
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On December 20, 2007, the Executive Committee of the Board of Directors of Sensient Technologies Corporation elected Neil G. Cracknell to the position of President — Flavors & Fragrances Group, effective immediately. At the same time Ralph G. Pickles, who had been the President — Flavors & Fragrances Group since 2003, was appointed Vice President — Special Assistant to the Chairman by the Company’s Chairman and Chief Executive Officer.
          Mr. Cracknell, age 45, has been with the Company for approximately 12 years, most recently as the Vice President and Deputy Group Executive of the Flavors & Fragrances Group.
          Mr. Pickles has announced his intention to retire at the end of 2008. Sensient and Mr. Pickles have entered into an agreement providing a 3% increase in his salary for 2008 and continuation of specified benefits until the end of the year. Certain other benefits, including Mr. Pickles’ special compensation related to overseas service (Mr. Pickles is a UK resident who was previously based at the Flavors & Fragrances Group headquarters in Indiana) and his change of control employment and severance agreement, are being terminated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Vice President, Secretary and General Counsel

Date: December 20, 2007